CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271412 on Form S-6 of our report dated June 7, 2023, relating to the financial statement of FT 10774, comprising Richard Bernstein Advisors Global Dividend Kings(R), Series 46, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 7, 2023